Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in this Registration Statement on Form S-1 of La Rosa Holdings Corp. and Subsidiaries on Amendment No. 10 to Form S-1 of our reports dated April 24, 2023, relating to the financial statements Horeb Kissimmee, LLC and La Rosa Realty Lake Nona, Inc., which appear in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

June 21, 2023